Exhibit 99.1

Silence Therapeutics Reports First Quarter 2025 Financial Results and Recent Business Highlights

Company further extends cash guidance into 2028

8 May 2025

LONDON, Silence Therapeutics plc, Nasdaq: SLN (“Silence” or “the Company”), a global clinical-stage company developing novel siRNA (short interfering RNA) therapies, today reported its financial results for the first quarter ended March 31, 2025, and reviewed recent business highlights.

“Silence delivered another strong quarter focused on clinical and operational execution,” said Craig Tooman, President and Chief Executive Officer at Silence. “We remain focused on advancing enrollment into the SANRECO Phase 2 study of divesiran, a first-in-class siRNA program in PV, and continue to be on-track to complete enrollment by the end of this year. We are also looking forward to sharing additional results from the Phase 1 portion of the SANRECO study during an oral presentation at EHA next month.”

Rhonda Hellums, Chief Financial Officer at Silence, added, “We ended the first quarter with over $136 million in cash, cash equivalents, and short-term investments. To maintain a healthy financial position while prioritizing the advancement of our core PV program, we are implementing cost savings initiatives and further extending our cash guidance into 2028. We remain committed to realizing the vast potential of our proprietary mRNAi GOLD™ platform and will continue to invest prudently in areas where we see the greatest opportunity to enhance value to Silence stakeholders.”

First Quarter 2025 & Recent Business Highlights

Divesiran for Polycythemia Vera (PV)

•

Additional Phase 1 results from the SANRECO study of divesiran in PV patients have been accepted for oral presentation during the European Hematology Association (EHA) 2025 Annual Congress being held in Milan, Italy from June 12 – 15, 2025.

•	Advanced patient enrollment into the Phase 2 portion of the SANRECO study of divesiran in PV patients and remain on-track to complete enrollment by year-end 2025.

Zerlasiran for Cardiovascular Disease

•

Advanced core Phase 3 readiness activities, including manufacturing and supply scale up, which remain on-track to complete by mid-2025. Partnering discussions for potential Phase 3 development are ongoing.

Collaborations

•	A Phase 1 study of SLN312 (licensed to AstraZeneca) is ongoing.

Corporate Updates

•

Appointed Tim McInerney to the Company’s Board of Directors, effective May 5, 2025. Mr. McInerney is a seasoned executive and board member with over 30 years of experience in both the investment and pharmaceutical industries.

First Quarter 2025 Financial Highlights

•	Cash Position: Cash and cash equivalents, and short-term investments of $136.5 million as of March 31, 2025, compared with $147.3 million as of December 31, 2024.

•

R&D Expenses: Research and development (R&D) expenses were $20.8 million, an increase of $9.0 million compared to the first quarter of 2024. The increase was primarily due to the advancement of our clinical trials and an increase in manufacturing activities for our proprietary programs.

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G&A Expenses: General and administrative (G&A) expenses were $7.7 million, an increase of $1.0 million compared to the first quarter of 2024. The increase is primarily due to the cost of additional reporting and compliance requirements in connection with our transition to becoming a domestic issuer and large accelerated filer.

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Net Loss: Net loss was $28.5 million, or $0.20 basic and diluted net loss per share, compared to a net loss of $2.3 million, or $0.02 basic and diluted net loss per share for the first quarter of 2024.

•	Total ADSs outstanding were approximately 47,230,283 as of March 31, 2025.

Updates to 2025 Financial Guidance

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Silence has implemented cost savings initiatives to strengthen its financial position and further extend its cash runway into 2028. These measures include general and administrative reductions, as well as further prioritizing early-stage research projects and resources. The Company remains committed to realizing the vast potential of its proprietary mRNAi GOLD™ platform and will continue to invest prudently in key areas focused on enhancing value to Silence stakeholders.

About Silence Therapeutics

Silence Therapeutics is a global clinical-stage biotechnology company committed to transforming people’s lives by silencing diseases through precision engineered medicines created with proprietary siRNA (short interfering RNA) technology. Silence leverages its mRNAi GOLD™ platform to create innovative siRNAs designed to precisely target and silence disease-associated genes in the liver, which represents a substantial opportunity. Silence focuses on areas of high unmet medical need with programs advancing in cardiovascular disease, hematology and rare diseases. For more information, please visit https://www.silence-therapeutics.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this press release are forward-looking statements. These forward-looking statements include, but are not limited to, statements about: the Company’s business strategy and plans, including the Company’s clinical development activities and timelines; the progression and advancement of collaborations; the expected benefits of the Company’s cost saving initiatives; the Company’s ability to enhance stakeholder value; and the Company’s anticipated extended cash runway. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: the company’s history of net operating losses; the company’s ability to obtain necessary capital to fund its clinical programs; the early stages of clinical development of the company’s product candidates; the company’s ability to obtain regulatory approval of and successfully commercialize its product candidates; any undesirable side effects or other properties of the company’s product candidates; the company’s reliance on third-party suppliers and manufacturers; the outcomes of any future collaboration agreements; and the company’s ability to adequately maintain intellectual property rights for its product candidates. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the company’s other filings with the SEC. Any forward-looking statements that the Company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, the company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Inquiries:

Silence Therapeutics plc Gem Hopkins, VP, IR and Corporate Communications ir@silence-therapeutics.com	Tel: +1 (646) 637-3208

Silence Therapeutics plc

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except share and per share data)

	Period ended
	March 31, 2025	December 31, 2024
Current assets
Cash and cash equivalents	$64,886	$121,330
Short-term investments	71,648	26,004
R&D benefit receivable	16,796	24,396
Other current assets	16,419	14,664
Trade receivables	41	972

Total current assets	169,790	187,366
Property, plant and equipment	1,693	1,818
Operating lease right-of-use assets	107	157
Goodwill	9,784	9,392
Other intangible assets	310	312
Other long-term assets	3,614	3,590

Total assets	$185,298	$202,635

Current liabilities
Contract liabilities	$(392)	$(306)
Trade and other payables	(18,812)	(16,399)
Operating lease liabilities, current	(60)	(117)

Total current liabilities	(19,264)	(16,822)
Contract liabilities	(53,291)	(51,790)

Total liabilities	$(72,555)	$(68,612)

Commitments and contingencies (Note 20)
Shareholders’ equity
Ordinary shares - par value £0.05 per share; 141,690,850 shares issued at March 31, 2025 (December 31, 2024: 141,674,074)	(10,289)	(10,288)
Additional paid-in capital	(613,074)	(609,560)
Accumulated deficit	502,536	474,044
Accumulated other comprehensive loss	8,084	11,781

Total shareholders’ equity	(112,743)	(134,023)

Total liabilities and shareholders’ equity	$(185,298)	$(202,635)

Silence Therapeutics plc

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited, in thousands, except share and per share data)

	Three months ended March 31,
	2025	2024
Revenue	$142	$15,699
Cost of sales	(54)	(2,800)

Gross profit	88	12,899
Research and development costs	(20,813)	(11,845)
General and administrative expenses	(7,684)	(6,635)

Operating loss	(28,409)	(5,581)
Foreign currency (loss)/gain, net	(3,769)	351
Other income, net	969	667
Benefit from R&D credit	2,679	2,495

Loss before income tax expense	(28,530)	(2,068)

Income tax expense	—	(244)

Net Loss	$(28,530)	$(2,312)

Loss per share (basic and diluted)	$(0.20)	$(0.02)